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                                                                    EXHIBIT 4.12


                               ACS CAPITAL TRUST I
                                 TRUST AGREEMENT


            TRUST AGREEMENT, dated as of November 12, 1999 (the "Trust Agreement"), between Affiliated Computer Services, Inc., a Delaware corporation (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation, as Delaware Trustee (the "Delaware Trustee"). The Depositor and the Delaware Trustee hereby agree as follows:

            1. The trust created hereby (the "Trust") shall be known as "ACS Capital Trust I" in which name the Delaware Trustee, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

            2. The Depositor hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of $10. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sec 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust in the form of Exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

            3. The Depositor and the Delaware Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery and licenses, consents or approvals required by applicable law or otherwise.

            4. The Depositor and the Delaware Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file and execute on behalf of the Trust such applications, reports,


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surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iii) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Capital Securities, among the Trust, the Depositor and the several Underwriters named therein, in the form to be included as an exhibit to the 1934 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Delaware Trustee, the Delaware Trustee, in its capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Depositor, hereby constitutes and appoints each of Jeffrey A. Rich, Mark A. King and David W. Black, individually, as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or respective substitute or substitutes, shall do or cause to be done by virtue hereof.

            5. This Trust Agreement may be executed in one or more counterparts.

            6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Delaware Trustee may resign upon thirty (30) days prior notice to the Depositor.

            7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).


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            IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.

                                        AFFILIATED COMPUTER SERVICES, INC.,
                                        as Depositor


                                        By: /s/ David W. Black
                                            ------------------------------------
                                        Name:  David W. Black
                                               ---------------------------------
                                        Title: Executive Vice President
                                               and General Counsel
                                               ---------------------------------

                                        WILMINGTON TRUST COMPANY,
                                        as Delaware Trustee


                                        By: /s/ James P. Lawler
                                            ------------------------------------
                                        Name:  James P. Lawler
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------


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